UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2026
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

As previously disclosed, on May 4, 2026, Ameresco, Inc., a Delaware corporation (“we,” the “Company,” or “Ameresco”), through certain of its subsidiaries, including Ameresco Biogas HoldCo LLC, a Delaware limited liability company (“AMRC Biogas HoldCo”), entered into a contribution and equity purchase agreement (the “Contribution Agreement” and, the transactions contemplated thereby, the “JV Transaction”) with an affiliate of HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (“HASI” and, such affiliate, “JV Investor”) to form a new joint venture, Neogenyx Fuels LLC, a Delaware limited liability company (the “Joint Venture”).

On May 12, 2026 (the “Closing Date”) the Company announced that the JV Transaction contemplated by the Contribution Agreement was consummated (the “JV Closing”) and, among other things, Ameresco and AMRC Biogas HoldCo transferred to the Joint Venture the equity interests of the subsidiaries and certain other assets comprising Ameresco’s existing biogas business (the “Business”), together with related assumed liabilities, in exchange for Class A units of the Joint Venture, representing a 70% equity interest of the Joint Venture and JV Investor committed to invest $400 million in the Business, in exchange for Class B units of the Joint Venture, representing a 30% equity interest of the Joint Venture. Of the $400 million investment: (i) $100 million was paid to Ameresco at Closing as consideration for the Business, (ii) approximately $58 million was used to reduce the balance of an existing construction and development loan to the extent related to the Business, and (iii) a portion of the remaining amount was contributed to the Joint Venture at the JV Closing with the remaining portion to be invested into the Joint Venture over a period of time following the JV Closing.

The foregoing information is a summary of the JV Transaction and, as such, does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which was filed as Exhibit 2.1 to Amendment No.1 to the Current Report on Form 8-K filed by Ameresco with the Securities and Exchange Commission on May 8, 2026 (as amended, the “Signing Form 8-K”), and the JV Agreement (as defined below), a copy of which is filed herewith as Exhibit 10.1.

The events described in this Current Report on Form 8-K took place in connection with the JV Closing.

A copy of the press release announcing the Closing is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.01.    Entry into a Material Definitive Agreement.

The information included in the Explanatory Note above is incorporated by reference herein.

On the Closing Date, pursuant to the Contribution Agreement, the Joint Venture, AMRC Biogas HoldCo and JV Investor entered into an amended and restated limited liability company agreement of the Joint Venture (the “JV Agreement”). A summary of the material terms of the JV Agreement, including with respect to quarterly and liquidating distributions, AMRC Biogas HoldCo’s right of first offer and drag-along rights with respect to the Class B Units and call option of the Class B Units in connection with a change in control of Ameresco, JV Investor's tag-along rights, transfer restrictions, management and governance of the Joint Venture, is included in Item 1.01 of the Signing Form 8-K, and such summary is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Explanatory Note to this Current Report on Form 8-K, is incorporated herein by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
10.1	Amended and Restated Limited Liability Company Agreement of Neogenyx Fuels LLC dated as of May 12, 2026 between AMRC Biofuels Holdco LLC and HASI Celtic Investor LLC # &
99.1	Press release dated May 12, 2026*
#	Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or other similar attachment to the U.S. Securities and Exchange Commission upon request. In addition, portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to promptly furnish supplementally an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon request.
&	Portions of this exhibit are redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to promptly furnish supplementally an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon request
*	Exhibits 99.1 shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by Ameresco pursuant to the Securities Act, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
May 12, 2026	By:	/s/ Mark A. Chiplock
Mark A. Chiplock
Executive Vice President, Chief Financial Officer